As filed with the U.S. Securities and Exchange Commission on March 8, 2019

File No. 001-38646

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Dow Inc.

(Exact name of registrant as specified in its charter)

Delaware	30-1128146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2211 H.H. Dow Way, Midland, Michigan	48674
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (989) 636-1000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

DOW INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically-identified portions of the body of the information statement that is filed herewith as Exhibit 99.1, and which will be made available to DowDuPont Inc. stockholders. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Merger, Intended Separations, Reorganization and Financial Statement Presentation,” “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Distribution,” “The Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Historical Dow,” “Certain Relationships and Related Person Transactions,” “Dow’s Relationship with New DuPont and Corteva Following the Distribution” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections of the information statement entitled “Merger, Intended Separations, Reorganization and Financial Statement Presentation,” “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Merger, Intended Separations, Reorganization and Financial Statement Presentation,” “Capitalization,” “Unaudited Pro Forma Combined Financial Information,” “Selected Consolidated Financial Data of Historical Dow” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Historical Dow.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the sections of the information statement entitled “The Business—Properties” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Historical Dow.” Those sections are incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Executive Compensation,” “Certain Relationships and Related Person Transactions,” and “Dow’s Relationship with New DuPont and Corteva Following the Distribution.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “The Business—Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Historical Dow—Litigation.” Those sections are incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Distribution,” “Dividend Policy,” “Capitalization,” and “Description of Dow’s Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Dow’s Capital Stock—Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “The Distribution,” “Dividend Policy,” “Capitalization,” and “Description of Dow’s Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Dow’s Capital Stock—Limitations on Liability, Indemnification of Officers and Directors, and Insurance.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained in the financial statements that are filed as Exhibit 99.2 hereto and which are incorporated herein by reference. Additional information is contained under the section of the information statement entitled “Merger, Intended Separations, Reorganization and Financial Statement Presentation—Financial Statement Presentation.”

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)    Financial Statements

The information required by this item is contained in the financial statements that are filed as Exhibit 99.2 hereto and which are incorporated herein by reference. Additional information is contained under the section of the information statement entitled “Merger, Intended Separations, Reorganization and Financial Statement Presentation—Financial Statement Presentation.”

(b) Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement by and among DowDuPont Inc., Corteva, Inc. and Dow Inc.

2.2	Shareholders’ Agreement, dated as of October 8, 2011, between Dow Saudi Arabia Holding B.V. and Performance Chemicals Holding Company (incorporated by reference to Exhibit 99.1 to The Dow Chemical Company’s Current Report on Form 8-K/A, filed with the SEC on June 27, 2012).

2.2.1	First Amendment, effective June 1, 2012, to the Shareholders’ Agreement, dated as of October 8, 2011, among Performance Chemicals Holding Company, Dow Saudi Arabia Holding B.V., Saudi Arabian Oil Company, Dow Europe Holding B.V. and The Dow Chemical Company (incorporated by reference to Exhibit 99.1 to The Dow Chemical Company’s Current Report on Form 8-K, filed with the SEC on February 14, 2013).

2.3	Transaction Agreement, dated as of December 10, 2015, among The Dow Chemical Company, Corning Incorporated, Dow Corning Corporation and HS Upstate Inc. (incorporated by reference to Exhibit 2.1 to The Dow Chemical Company’s Current Report on Form 8-K, filed with the SEC on December 11, 2015).

2.3.1	Tax Matters Agreement, dated as of December 10, 2015, among The Dow Chemical Company, Corning Incorporated, Dow Corning Corporation and HS Upstate Inc. (incorporated by reference to Exhibit 2.2 to The Dow Chemical Company’s Current Report on Form 8-K, filed with the SEC on December 11, 2015).

3.1	Form of Amended and Restated Certificate of Incorporation of Dow Inc.*

3.2	Form of Amended and Restated Bylaws of Dow Inc.

4.1	Indenture, dated as of April 1, 1992 (the “1992 Indenture”), between The Dow Chemical Company and the First National Bank of Chicago, as trustee (incorporated by reference to Exhibit 4.1 to The Dow Chemical Company’s Registration Statement on Form S-3, File No. 333-88617, filed with the SEC on October 8, 1999 (the “S-3 Registration Statement”)).

4.1.1	Supplemental Indenture, dated as of January 1, 1994, between The Dow Chemical Company and The First National Bank of Chicago, as trustee, to the 1992 Indenture (incorporated by reference to Exhibit 4.2 to the S-3 Registration Statement).

4.1.2	Second Supplemental Indenture, dated as of October 1, 1999, between The Dow Chemical Company and Bank One Trust Company, N.A. (formerly The First National Bank of Chicago), as trustee, to the 1992 Indenture (incorporated by reference to Exhibit 4.3 to the S-3 Registration Statement).

4.1.3	Third Supplemental Indenture, dated as of May 15, 2001, between The Dow Chemical Company and Bank One Trust Company, N.A. (formerly The First National Bank of Chicago), as trustee, to the 1992 Indenture (incorporated by reference to Exhibit 4.4 to The Dow Chemical Company’s Registration Statement on Form S-4, File No. 333-67368, filed with the SEC on August 13, 2001).

4.2	Indenture, dated May 1, 2008 (the “2008 Indenture”), between The Dow Chemical Company and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to The Dow Chemical Company’s Registration Statement on Form S-3, File No. 333-140859, filed with the SEC on May 6, 2008).

4.2.1	First Supplemental Indenture, dated November 30, 2018, between The Dow Chemical Company, Dow Holdings Inc. (n/k/a Dow Inc.) and The Bank of New York Mellon Trust Company, N.A., as trustee, to the 2008 Indenture (incorporated by reference to Exhibit 4.1 to The Dow Chemical Company’s Current Report on Form 8-K, filed with the SEC on December 3, 2018).

Exhibit Number	Exhibit Description

4.3	Dow Inc. agrees to provide the SEC, on request, copies of all other such indentures and instruments that define the rights of holders of long-term debt of Dow Inc. and its consolidated subsidiaries, including The Dow Chemical Company, pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K.

10.1	Form of Tax Matters Agreement by and among DowDuPont Inc., Corteva, Inc. and Dow Inc.

10.2	Form of Employee Matters Agreement by and among DowDuPont Inc., Corteva, Inc. and Dow Inc.*

10.3	Form of MatCo/SpecCo Intellectual Property Cross-License Agreement by and between Dow Inc. and DowDuPont Inc.*

10.4	Form of Dow Inc. 2019 Stock Incentive Plan.*

10.4.1	Form of Performance Stock Unit Award Agreement under the Dow Inc. 2019 Stock Incentive Plan.*

10.4.2	Form of Restricted Stock Award Agreement under the Dow Inc. 2019 Stock Incentive Plan.*

10.4.3	Form of Restricted Stock Unit Award Agreement under the Dow Inc. 2019 Stock Incentive Plan.*

10.4.4	Form of Stock Appreciation Right Award Agreement under the Dow Inc. 2019 Stock Incentive Plan.*

10.4.5	Form of Stock Option Award Agreement under the Dow Inc. 2019 Stock Incentive Plan.*

10.5	The Dow Chemical Company Executives’ Supplemental Retirement Plan - Restricted and Cadre Benefits, as restated and effective September 1, 2017 (incorporated by reference to Exhibit 10(a)(iv) to The Dow Chemical Company’s Current Report on Form 8-K, filed with the SEC on November 3, 2017).

10.5.1	Amendment to The Dow Chemical Company Executives’ Supplemental Retirement Plan - Restricted and Cadre Benefits, effective January 1, 2018 (incorporated by reference to Exhibit 10.1.2 to The Dow Chemical Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 11, 2019).

10.6	The Dow Chemical Company Executives’ Supplemental Retirement Plan - Supplemental Benefits, as restated and effective September 1, 2017 (incorporated by reference to Exhibit 10(a)(v) to The Dow Chemical Company’s Current Report on Form 8-K, filed with the SEC on November 3, 2017).

10.7	The Dow Chemical Company Elective Deferral Plan (for deferrals made through December 31, 2004), as amended, restated and effective as of April 14, 2010 (incorporated by reference to Exhibit 10.2 to The Dow Chemical Company’s Current Report on Form 8-K, filed with the SEC on May 3, 2010).

10.7.1	Amendment to The Dow Chemical Company Elective Deferral Plan (for deferrals made through December 31, 2004), effective as of April 14, 2010 (incorporated by reference to Exhibit 10.5 to The Dow Chemical Company’s Current Report on Form 8-K, filed with the SEC on May 3, 2010).

10.8	The Dow Chemical Company Elective Deferral Plan (for deferrals after January 1, 2005), restated and effective September 1, 2017 (incorporated by reference to Exhibit 4.1 to The Dow Chemical Company’s Registration Statement on Form S-8, filed with the SEC on September 5, 2017).

10.8.1	Amendment to The Dow Chemical Company Elective Deferral Plan (for deferrals after January 1, 2005), effective November 15, 2018 (incorporated by reference to Exhibit 10.6.1 to The Dow Chemical Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 11, 2019).

10.9	The Dow Chemical Company Voluntary Deferred Compensation Plan for Non-Employee Directors, as amended and restated on December 10, 2008, effective as of January 1, 2009 (incorporated by reference to Exhibit 10(cc) to The Dow Chemical Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 20, 2009).

Exhibit Number	Exhibit Description

21.1	Subsidiaries of Dow Inc.*

99.1	Information Statement of Dow Inc., preliminary and subject to completion, dated March 8, 2019.

99.2	The Audited Consolidated Financial Statements of The Dow Chemical Company as of and for the year ended December 31, 2018, and the accompanying notes thereto, from The Dow Chemical Company’s Annual Report on Form 10-K, filed with the SEC on February 11, 2019.*

99.3	Guarantee relating to the 9.80% Debentures of Rohm and Haas Company (incorporated by reference to Exhibit 99.6 to The Dow Chemical Company’s Current Report on Form 8-K, filed with the SEC on April 1, 2009).

99.4	Form of Notice Regarding the Internet Availability of Information Statement Materials.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dow Inc.

By:	/s/ James R. Fitterling
Name:	James R. Fitterling
Title:	Chief Executive Officer

Date: March 8, 2019